EXHIBIT 4.17

[EXECUTION VERSION]

METROPCS WIRELESS, INC.
AND EACH OF THE GUARANTORS PARTY HERETO

6.250% SENIOR NOTES DUE 2021
6.625% SENIOR NOTES DUE 2023

THIRD SUPPLEMENTAL INDENTURE
Dated as of April 29, 2013

To the Indenture dated as of March 19, 2013

As supplemented by First Supplemental Indenture dated as of March 19, 2013

As supplemented by Second Supplemental Indenture dated as of March 19, 2013

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

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THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 29, 2013, among METROPCS WIRELESS, INC., a Delaware corporation (the “Company”), the Guarantors party hereto and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Trustee”).

RECITALS
WHEREAS, the Company has heretofore executed the Indenture dated as of March 19, 2013 by and among the Company, the Guarantors and the Trustee (the “Base Indenture”), the First Supplemental Indenture thereto (the “First Supplemental Indenture”) dated as of March 19, 2013, among the Company the Guarantors party thereto and the Trustee, and the Second Supplemental Indenture thereto (the “Second Supplemental Indenture”; the Base Indenture, as supplemented in respect of the Company’s 6.250% Senior Notes due 2021 (the “2021 Notes”) by the First Supplemental Indenture and as supplemented in respect of the Company’s 6.625% Notes due 2023 (the “2023 Notes” and, together with the 2021 Note, the “Notes”) by the Second Supplemental Indenture thereto, the “Indenture”), dated as of March 19, 2013, among the Company, the Guarantors party thereto and the Trustee;
WHEREAS, Section 9.01 of the Base Indenture provides that in certain circumstances “the Company, the Guarantors of the Notes of any Series and the Trustee may amend or supplement the Indenture…without the consent of any Holder of Notes…to conform the text of this Indenture with respect to such Series…to any provision of the “Description of Notes” section of any prospectus, prospectus supplement, offering memorandum, or other offering document relating to the applicable Series of Notes to the extent that such provision in such Description of Notes was intended to be a verbatim recitation of a provision of the Indenture…”;
WHEREAS, the Description of Notes section of the Offering Memorandum of the Company dated March 8, 2013, pursuant to which the Notes were offered (the “DON”) provides that “‘Permitted Liens’ means: (1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by clauses (1), (8) and (20) of the second paragraph of the covenant entitled ‘—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”…’”;
WHEREAS, clause (20) of the second paragraph of the covenant in the DON entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” permits “the incurrence by Issuer or any of the Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (20), not to exceed the greater of (x) $100.0 million (or, if the Merger has been consummated, $1.0 billion) and (y) 1.0% (or, if the Merger has been consummated, 2.0%) of Issuer’s Total Assets as of the time of incurrence”;
WHEREAS, the Base Indenture provides that “‘Permitted Liens’ means: (1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by Section 4.09(b)(1), (8) and (20) hereof…”;
WHEREAS, Section 4.09(b)(20) of the Base Indenture permits “the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business”;
WHEREAS, clause (19) of the covenant in the DON entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” reads “(19) [Reserved]”;
WHEREAS, the reference in clause (1) of the definition of “Permitted Liens” in the Base Indenture should have been to Section 4.09(b)(19) of the Base Indenture, which permits “the incurrence by the Company or any Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $1.0 billion and (y) 2.0% of the Company’s Total Assets as of the time of incurrence”, rather than to Section 4.09(b)(20) of the Base Indenture;
WHEREAS, to conform the Base Indenture to the DON, the parties hereto wish to amend clause (1) of the definition of “Permitted Liens” in the Base Indenture to replace the reference to “Section 4.09(b)(1), (8) and (20) hereof” with “Section 4.09(b)(1), (8) and (19) hereof”;
WHEREAS, the First Supplemental Indenture provides that “‘Permitted Liens’ means: (1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by Section 4.09(b)(1), (8) and (20) hereof…”;
WHEREAS, Section 4.09(b)(20) of the First Supplemental Indenture permits “the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business”…;
WHEREAS, the reference in clause (1) of the definition of “Permitted Liens” in the First Supplemental Indenture should have been to Section 4.09(b)(19) of the

First Supplemental Indenture, which permits “the incurrence by the Company or any Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $100.0 million and (y) 1.0% of the Company’s Total Assets as of the time of incurrence”, rather than to Section 4.09(b)(20) of the First Supplemental Indenture;
WHEREAS, to conform the First Supplemental Indenture to the DON, the parties hereto wish to amend clause (1) of the definition of “Permitted Liens” in the First Supplemental Indenture to replace the reference to “Section 4.09(b)(1), (8) and (20) hereof” with “Section 4.09(b)(1), (8) and (19) hereof”;
WHEREAS, the Second Supplemental Indenture provides that “‘Permitted Liens’ means: (1) Liens securing Indebtedness and other Obligations under Credit Facilities and/or securing Hedging Obligations related thereto permitted by Section 4.09(b)(1), (8) and (20) hereof…”;
WHEREAS, Section 4.09(b)(20) of the Second Supplemental Indenture permits “the incurrence by the Company or any Restricted Subsidiary of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business”;
WHEREAS, the reference in clause (1) of the definition of “Permited Liens” in the Second Supplemental Indenture should have been to Section 4.09(b)(19) of the Second Supplemental Indenture, which permits “the incurrence by the Company or any Subsidiary Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (19), not to exceed the greater of (x) $100.0 million and (y) 1.0% of the Company’s Total Assets as of the time of incurrence”, rather than to Section 4.09(b)(20) of the Second Supplemental Indenture;
WHEREAS, to conform the Second Supplemental Indenture to the DON, the parties hereto wish to amend clause (1) of the definition of “Permitted Liens” in the Second Supplemental Indenture to replace the reference to “Section 4.09(b)(1), (8) and
(20) hereof” with “Section 4.09(b)(1), (8) and (19) hereof”;
WHEREAS, all things necessary to make this Third Supplemental Indenture legal, valid and binding legal obligations of the Company and the Guarantors according to their terms have been done.
NOW, THEREFORE, the Company and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE 1
AMENDMENT TO INDENTURE
The definition of “Permitted Liens” in Section 1.01 of each of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture is hereby amended by replacing the reference to “Section 4.09(b)(1), (8) and (20) hereof” with “Section 4.09(b)(1), (8) and (19) hereof”.
ARTICLE 2
INCORPORATION BY REFERENCE
Section 2.01. Provisions of the Indenture. All capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Indenture.

ARTICLE 3
MISCELLANEOUS PROVISIONS
Section 3.01. Governing Law. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
Section 3.02. No Adverse Interpretation of Other Agreements. This Third Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.
Section 3.03. Successors. All agreements of the Company in this Third Supplemental Indenture will bind its successors. All agreements of the Trustee in this Third Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Third Supplemental Indenture will bind its successors, except as otherwise provided in Section 12.13 of the Base Indenture.
Section 3.04. Severability. In case any provision in this Third Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 3.05. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
Section 3.06. Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third

Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 3.07. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD SUPPLEMENTAL INDENTURE.
Section 3.08. Trustee Disclaimer. The Trustee shall have no responsibility for the validity or sufficiency of this Third Supplemental Indenture or for the recitals contained herein.
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IN WITNESS THEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.
METROPCS WIRELESS, INC.

By:		/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Chief Financial Officer

[Third Supplemental Indenture - $3.5B Notes]

METROPCS COMMUNICATIONS, INC.

By:		/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Chief Financial Officer

[Third Supplemental Indenture - $3.5B Notes]

METROPCS AWS, LLC
METROPCS CALIFORNIA, LLC
METROPCS FLORIDA, LLC
METROPCS GEORGIA, LLC
METROPCS MASSACHUSETTS, LLC
METROPCS MICHIGAN, INC.
METROPCS NEVADA, LLC
METROPCS NEW YORK, LLC
METROPCS PENNSYLVANIA, LLC
METROPCS TEXAS, LLC
METROPCS 700 Mhz, LLC
METROPCS NETWORKS, LLC
METROPCS NETWORKS CALIFORNIA, LLC
METROPCS NETWORKS FLORIDA, LLC

By:		/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Chief Financial Officer

[Third Supplemental Indenture - $3.5B Notes]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:		/s/ Rodney Gaughan
	Name:	Rodney Gaughan
	Title:	Vice President

By:		/s/ Annie Jaghatspanyan
	Name:	Annie Jaghatspanyan
	Title:	Vice President

[Third Supplemental Indenture - $3.5B Notes]